EXHIBIT 10.1
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               SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                   PACIFIC BIOMETRICS INC. AND RONALD R. HELM

     This Second Amendment to Executive Employment Agreement ("Second Amendment") is entered into by and between Pacific Biometrics, Inc., a Delaware corporation (the "Company"), and Ronald R. Helm ("Executive"). This Second Amendment amends that certain Executive Employment Agreement dated June 1, 2005, as amended August 30, 2006 by and between the Company and Executive (the "Agreement"), on the terms set forth below.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Compensation. Section 3A of the Agreement is revised to read as follows:

     A. Executive shall be paid a base salary of $240,000 per year payable in installments according to the company's regular payroll schedule.

2. Term and Termination. Section 5A of the Agreement is revised to read as follows:

     A. The term of this Agreement shall commence on July 1, 2006 and shall continue to September 30, 2009. Thereafter, the Agreement shall be renewed upon mutual agreement of Executive and the Company.

3. Restricted Stock Award. In connection with this Second Amendment, the Company hereby awards to Executive 200,000 shares of restricted stock, which is granted pursuant and subject to the terms of the Company's 2005 Stock Incentive Plan. The restricted shares shall vest on the third anniversary of the grant date, and are subject to forfeiture if Mr. Helm's employment is terminated prior to the vesting date.

4. No Other Amendments; Counterparts; Miscellaneous. Except as expressly modified by this Second Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect as though set forth in full herein, and shall apply to the construction of this Second Amendment. This Second Amendment may not be modified or rescinded except in a writing signed by the parties. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         EXECUTED by the parties hereto this 19th day of October, 2007.


/s/ Ronald R. Helm
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Ronald R. Helm
Executive


/s/ Curtis J. Scheel
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By: Curtis J. Scheel
Director and Chairman, Compensation Committee
Pacific Biometrics, Inc. Board of Directors